EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Sonoma Valley Bancorp (the ACompany@) on Form 10-Q for the period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the AReport@), we, Mel Switzer, Jr., Chief Executive Officer and Mary Dieter Smith, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
     Exchange Act of 1934; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 11, 2007	/s/ Mel Switzer, Jr.
Mel Switzer, Jr. President and Chief Executive Officer (Principal Executive Officer)

Dated:	May 11, 2007	/s/ Mary Dieter Smith
Mary Dieter Smith Executive Vice President Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)